UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________ Form 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017
EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)
NEW JERSEY (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)
343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)
(585) 724-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2017, John A. Janitz notified Eastman Kodak Company’s Board of Directors that he will retire from the Board effective as of the 2017 Annual Meeting of Shareholders of Eastman Kodak Company (“Kodak” or the “Company”), in accordance with the Company’s mandatory retirement policy applicable to directors, as set forth in its Corporate Governance Guidelines.  In addition, on February 9, 2017, Derek Smith notified the Board that he will not stand for re-election to the Kodak Board of Directors.  Messrs. Janitz and Smith will remain on the Board until the 2017 Annual Meeting of Shareholders.

As previously reported by the Company, pursuant to the Purchase Agreement dated November 7, 2016, among Kodak, Southeastern Asset Management, Inc. (“Southeastern”) and Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust, which are investment funds managed by Southeastern (such investment funds collectively, the “Purchasers”), the Purchasers have the right to nominate at the Company’s annual meetings members to the Company’s Board of Directors proportional to the Purchasers’ share ownership on an as-converted basis, which will initially allow the Purchasers to nominate two members to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

Date: February 13, 2017	By:	/s/ Sharon E. Underberg
		Name:	Sharon E. Underberg
		Title:	General Counsel, Secretary and Senior Vice President